SILVER BAY REALTY TRUST CORP.
2012 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
Unless otherwise defined herein, the terms defined in the Silver Bay Realty Trust Corp. 2012 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Performance-Based Restricted Stock Unit Award Agreement (the “Agreement”).
I.NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT
Grantee Name:
Address:
You have been granted the right to receive an Award of Performance-Based Restricted Stock Units (the “Grant”), subject to the terms and conditions of the Plan and this Agreement, as follows:
Grant Number
Date of Grant
Vest Date
Target Number of
Performance-Based Restricted Stock Units
Vesting Schedule:
Subject to any acceleration provisions contained in the Plan or set forth below, the Performance-Based Restricted Stock Units will vest in accordance with the following schedule; provided that you have not incurred a Termination of Service prior to any such vesting date:
So long as your Service continues and subject to, and to the extent of, the satisfaction of the performance goals as set forth in Attachment A below, a number of Performance-Based Restricted Stock Units determined in accordance with Attachment A shall vest on the Vest Date.
Dividend Equivalent Rights
During the period beginning on the Grant Date, as indicated above, and ending on the date that the Performance-Based Restricted Stock Units are settled or terminate, whichever occurs first, on each ex-dividend date following the date that the Company declares a dividend on Common Stock (each a “Dividend Date”), you will accrue “dividend equivalents” in the form of additional Restricted Stock Units (the “DER Stock Units”) as described below that will be subject to the same conditions and restrictions as the Performance-Based Restricted Stock Units to which they attach as set forth in the Plan or this Agreement and will be settled in a number of additional Shares as determined below on the settlement date as set forth in Section 7 of Exhibit A.
On each Dividend Date, you will receive a number of DER Stock Units equal to (x) the number of Dividend Equivalent Rights you hold on the Dividend Date multiplied by the per Share dividend declared for such Dividend Date divided by (y) the Fair Market Value of a Share of Common Stock on the Dividend Date.
For purposes of this Agreement, the below terms shall have the following meanings:
“Aggregate DER Stock Units” shall mean, as of each Dividend Date and the Vest Date, as applicable, the number of DER Stock Units awarded hereunder.
“Dividend Equivalent Rights” shall mean, as of each Dividend Date, the sum of (x) Target Number of Performance-Based Restricted Stock Units, as set forth above, and (y) the Aggregate DER Stock Units.
On the Vest Date, in addition to the number of Shares that you will be entitled to receive with respect to your Performance-Based Restricted Stock Units determined in accordance with Attachment A, you will be entitled to receive an additional number of Shares with respect to your DER Stock Units equal to (x) the Aggregate DER Stock Units on the Vest Date multiplied by (y) the TSR Multiplier, as determined in accordance with Attachment A.
For purposes of this Agreement, all references to Performance-Based Restricted Stock Unit shall also include DER Stock Units, unless not applicable based on the context.
By Grantee’s signature and the signature of the representative of Silver Pay Realty Trust Corp. (the “Company”) below, Grantee and the Company agree that this Grant is awarded under and governed by the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Performance-Based Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.
[Signature Page Follows]

Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Agreement. Grantee further agrees to notify the Company upon any change in the residence address indicated below.
GRANTEE:        SILVER BAY REALTY TRUST CORP.

Signature        By

Print Name        Title
Residence Address:

EXHIBIT A
TERMS AND CONDITIONS OF PERFORMANCE-BASED
RESTRICTED STOCK UNIT GRANT
1.Performance-Based Restricted Stock Unit Grant. Pursuant to the Plan, the Company hereby grants to the individual named in the Notice of Grant attached as Part I (the “Notice of Grant”) of this Agreement (the “Grantee”) under the Plan for past services and as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her services, and Grantee hereby accepts from the Company, Performance-Based Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail. Each Performance-Based Restricted Stock Unit is a bookkeeping entry representing the right to receive a Share, on the terms and conditions set forth herein and in the Plan. The Target Number of Performance-Based Restricted Stock Units stated in the Notice of Grant reflects the target number of Performance-Based Restricted Stock Units (the “Target Amount”). The number of Performance-Based Restricted Stock Units ultimately paid out to you will range from [ ]% to [ ]% of the Target Amount as determined based upon the Company's performance during the performance period against the performance goals as set forth in Attachment A.
2.    Company’s Obligation to Pay. Each Performance-Based Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Performance-Based Restricted Stock Units will have vested in the manner set forth in Section 3, Grantee will have no right to payment of any such Performance-Based Restricted Stock Units. Prior to actual payment of any vested Performance-Based Restricted Stock Units, such Performance-Based Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Performance-Based Restricted Stock Units that vest in accordance with Sections 3, 4 or 6 will be paid to Grantee (or in the event of Grantee’s death, to his or her estate) in whole Shares, subject to Grantee satisfying any applicable tax withholding or other obligations as set forth in Section 9.
3.    Vesting Schedule. Except as provided in Sections 4 and 6, and subject to Section 5, the Performance-Based Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant (the “Vesting Schedule”). Performance-Based Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Grantee in accordance with any of the provisions of this Agreement, unless Grantee continuously provides services to the Company (i.e., does not incur a Termination of Service) from the Date of Grant (as set forth in the Notice of Grant) until the date such vesting occurs, except as otherwise set forth in this Agreement.
4.    Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Performance-Based Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Performance-Based Restricted Stock Units will be considered as having vested as of the date specified by the Committee.

Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Performance-Based Restricted Stock Units is accelerated in connection with Grantee’s Termination of Service, other than due to death, and if (x) Grantee is a “specified employee” within the meaning of Section 409A at the time of such Termination of Service and (y) the payment of such accelerated Performance-Based Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Grantee on or within the six (6) month period following Grantee’s Termination of Service, then the payment of such accelerated Performance-Based Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Grantee’s Termination of Service, unless the Grantee dies following such Termination of Service, in which case, the Performance-Based Restricted Stock Units will be paid in Shares to the Grantee’s estate as soon as practicable following his or her death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Performance-Based Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5.    Forfeiture upon Termination of Service; Leaves of Absence and Part-Time Work.
(a)    Except as otherwise provided in this Section or Section 6, in the event of the Grantee’s Termination of Service for any reason (whether or not in breach of local labor laws), all unvested Performance-Based Restricted Stock Units shall be immediately forfeited without consideration. For purposes of the preceding sentence, Grantee’s right to vest in the Performance-Based Restricted Stock Units will terminate effective as of the date that you are no longer actively providing Service (or earlier upon your “Separation from Service” within the meaning of Section 409A) and will not be extended by any notice period mandated under local law (e.g., active Service would not include a period of “garden leave” or similar period pursuant to local law); the Company shall have the exclusive discretion to determine when you are no longer actively providing Service for purposes of the Performance-Based Restricted Stock Units.
(b)    In the event of Grantee’s death or Disability, Grantee will vest in a pro-rata portion of the Performance-Based Restricted Stock Units based on (x) the number of Units that would have vested based on actual performance against the performance goals in Attachment A multiplied by (y) a fraction, the numerator of which is the number of days worked during the performance period (as set forth in Attachment A) prior to a Termination of Service for death or Disability and the denominator of which is the total number of days in such performance period, settled in accordance with Section 7.
(c)    In the event of Grantee’s Termination of Service as a result of Retirement, Grantee will vest in a pro-rata portion of the Performance-Based Restricted Stock Units based on (x) the number of Units that would have vested based on actual performance against the performance goals in Attachment A multiplied by (y) a fraction, the numerator of which is the number of days worked during the performance period (as set forth in Attachment A) prior to a Termination of Service for Retirement and the denominator of which is the total number of days in such performance period, settled in accordance with Section 7; provided that any unsettled or unvested Performance-Based Restricted Stock Units shall be forfeited without consideration immediately upon the breach of any of the following conditions:
(i)    For the remainder of the performance period as set forth in Attachment A, Grantee shall not directly or indirectly, individually or on behalf of other persons or entities, intentionally solicit or induce (a) any employee of the Company (or any Subsidiary) to leave the employee’s employment in order to accept employment with another person or entity or (b) any customer of the Company (or any Subsidiary) with whom Grantee has worked in his or her capacity as an Employee prior to Grantee’s Termination of Service whose identity and/or any related information constitutes protected trade secrets (with such customers determined as of the date of Grantee’s Termination of Service, to retain or use any other person or entity for the purpose of rendering services in competition with the Company (or any Subsidiary) or to purchase products from any business which, in the opinion of the Company (or any Subsidiary), competes with or is in conflict with the interests of the Company (or any Subsidiary), in either case, unless these restrictions are prohibited (whether in whole or in part) by applicable law.
(ii)    For the remainder of the performance period as set forth in Attachment A, Grantee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Company, competes with or is in conflict with the interests of the Company (or any Subsidiary), unless this restriction is prohibited by applicable law.
(iii)    Grantee shall not, without prior written authorization from the Company, use or disclose any confidential information or trade secrets concerning the Company (or any Subsidiary), in each case as determined by the Committee, and the Committee’s determination shall be conclusive and binding.
(d)    For purposes of this Grant, Grantee will not have a Termination of Service when Grantee goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But Grantee will have a Termination of Service when the approved leave ends, unless Grantee immediately returns to active work.
(e)    Vesting of Grantee’s Performance-Based Restricted Stock Units will be suspended during any unpaid leave of absence. If Grantee goes on a paid leave of absence, then the Vesting Schedule specified in the Notice of Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If Grantee commences working on a part-time basis, then the Vesting Schedule specified in the Notice of Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between Grantee and the Company pertaining to your part-time schedule.
6.    Change of Control. To the extent the Performance-Based Restricted Stock Units are outstanding at the time of a Change of Control, such Performance-Based Restricted Stock Units will be converted into a number of time-based Restricted Stock Units (the “Converted Restricted Stock Units”) that will vest on the Vest Date, as follows: (i) if the Change of Control occurs prior to the 18-month anniversary of the start of the performance period as set forth in Attachment A, the

Target Number of Performance-Based Restricted Stock Units; and (ii) if the Change of Control occurs on or after the 18-month anniversary of the start of such performance period, a number of Restricted Stock Units based on actual achievement against the applicable performance goals based through the most recently completed fiscal quarter immediately prior to the effective date of the Change of Control. Further, to the extent the Converted Restricted Stock Units are not assumed, the Converted Restricted Stock Units shall automatically become vested in full immediately prior to the effective date of the Change of Control and settled in accordance with Section 7 below. In the event of Grantee’s Separation from Service without Cause or for “good reason” (within the meaning of Section 409A) within the twenty-four (24) month period following the Change of Control, the Converted Restricted Stock Units shall automatically become vested in full upon such Termination of Service and settled in accordance with Section 7 below.
7.    Settlement of Performance-Based Restricted Stock Units.
(a)    General Settlement Terms. The Performance-Based Restricted Stock Units, to the extent earned and vested hereunder (including, without limitation by reason of Retirement), shall be automatically settled in Shares on the Vest Date (which constitutes a fixed payment date for purposes of Section 409A) or, if earlier, upon the earliest to occur of the settlement events set forth below.
(b)    Change of Control. In the event a Change of Control is consummated prior to the Vest Date and such Change of Control is a permissible distribution event under Section 409A, the Performance-Based Restricted Stock Units shall be automatically settled in Shares immediately prior to the effective date of the Change of Control. In the event such Change of Control is not a permissible distribution event under Section 409A, the Performance-Based Restricted Stock Units shall be automatically settled in Shares upon the earlier of (i) the Vest Date or (ii) Grantee’s Separation from Service that occurs at any time after such Change of Control. Notwithstanding the foregoing, if, as of the Date of Grant, Grantee has not satisfied and it is not possible for Grantee to satisfy the conditions for Retirement with respect to this Performance-Based Restricted Stock Unit award, then such settlement shall in all cases occur immediately prior to the effective date of the Change of Control.
(c)    Separation from Service following a Change of Control. In the event of a Grantee’s Separation from Service without Cause or for good reason within twenty-four (24) months following a Change of Control, the Performance-Based Restricted Stock Units shall be automatically settled in Shares upon such Termination of Service.
8.    Death of Grantee. Any distribution or delivery to be made to Grantee under this Agreement will, if Grantee is then deceased, be made to Grantee’s designated beneficiary, or if no beneficiary survives Grantee, the Committee or executor of Grantee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
9.    Withholding of Taxes. Regardless of any action the Company or Grantee’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Performance-Based Restricted Stock Units or the holding or subsequent sale of Shares, and the receipt of dividends, if any (“Tax-Related Items”), Grantee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Grantee is and remains Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Grantee further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance-Based Restricted Stock Units, including grant or vesting, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Performance-Based Restricted Stock Units or any aspect of the Performance-Based Restricted Stock Units to reduce or eliminate Grantee’s liability for Tax-Related Items, or achieve any particular tax result. Further, if Grantee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Grantee with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.
The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Grantee to satisfy such Tax-Related Items, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Grantee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Grantee. If Grantee fails to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time any applicable Performance-Based Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3, 4 or 6, Grantee will permanently forfeit such Performance-Based Restricted Stock Units and any right to receive Shares thereunder and the Performance-Based Restricted Stock Units will be returned to the Company at no cost to the Company.
10.    Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee. After such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

11.    No Guarantee of Continued Service. GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PERFORMANCE-BASED RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING GRANTEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PERFORMANCE-BASED RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING GRANTEE) TO TERMINATE GRANTEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
12.    Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Stock Plan Administrator at Silver Bay Realty Corp, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, or at such other address as the Company may hereafter designate in writing.
13.    Grant is Not Transferable. Except to the limited extent provided in Section 8, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
14.    Binding Agreement. Subject to the limitation on the transferability of this Grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.    Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. The Company shall not be obligated to issue any Shares pursuant to the Performance-Based Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.
Furthermore, the Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the Performance-Based Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Grantee understands that the laws of the country in which he or she is resident at the time of grant or vesting of the Performance-Based Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Grantee to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to the Performance-Based Restricted Stock Units or the Shares.
16.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
17.    Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance-Based Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Grantee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
18.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Performance-Based Restricted Stock Units awarded under the Plan or future Performance-Based Restricted Stock Units that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
20.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this award of Performance-Based Restricted Stock Units.
22.    Amendment, Suspension or Termination of the Plan. By accepting this Grant, Grantee expressly warrants that he or she has received an award of Performance-Based Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Grantee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
23.    Governing Law. This Agreement will be governed by the laws of the State of Maryland, without giving effect to the conflict of law principles thereof.
24.    Any Shares issued pursuant to this Agreement shall be subject to the Company’s Stock Ownership Policy as then in effect and as may be amended by the Board of Directors of the Company from time to time.

Attachment A

PERFORMANCE GOALS FOR THE
SILVER BAY REALTY TRUST CORP.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
Performance Period

[ ]

Formula to determine payout of the Performance-Based Restricted Stock Units
Target Amount of Performance-Based Restricted Stock Units
multiplied by
Total Shareholder Return (“TSR”) Multiplier
Results in
Total Shares
TSR Multiplier
Based on the Company’s annualized TSR during the Performance Period as set forth below:

Annualized TSR	TSR Multiplier
[ ]%	[ ]%
[ ]%	[ ]%
[ ]%	[ ]%
[ ]%	[ ]%
Below [ ]%	0%
To the extent the Company’s annualized TSR falls between two discrete points, linear interpolation shall be used to determine the TSR Multiplier.
TSR
TSR shall be equal to the average price of a share of common stock during the thirty (30) trading days prior to and ending on the last trading day on or immediately prior to the last day of the Performance Period less the average price of a share of common stock during the thirty (30) trading days prior to and ending on the last trading day on or immediately prior to the first day of the Performance Period, plus all dividends payments made during the Performance Period, which are assumed to be re-invested as of the date of such dividend distribution, divided by the average price of a share of common stock during the thirty (30) trading days prior to and ending on the last trading day on or immediately prior to the first day of the Performance Period, with all prices to be automatically proportionately adjusted as applicable in the event of a stock split, reverse stock split, combination, consolidation, reclassification or subdivision.